As filed with the Securities and Exchange Commission on July 31, 1997 Registration No. 33-20587


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                    POST-EFFECTIVE AMENDMENT NO. 4 TO
                                 FORM S-3
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933



                      FIRST CITIZENS BANCSHARES, INC.
          (Exact name of registrant as specified in its charter)

          TENNESSEE                6022                         62-11803060
(State or other jurisdiction of(Primary Standard Industrial(I.R.S. Employer incorporation or organization)Classification Code Number)Identification No.)

                               P.O. Box 370
                 Court Street, Dyersburg, Tennessee 38024
                  (Address of principal executive office)

Judy Long
P.O. Box 370
Dyersburg, Tennessee 38025-0370
(901) 285-4410
(Name and address of agent for service)
                                Copies to:
                           Linda M. Crouch, Esq.
                    Baker, Donelson, Bearman & Caldwell
                      165 Madison Avenue, 20th Floor
                         Memphis, Tennessee 38103
                         Telephone (901) 577-2262
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ].

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the  same offering.   [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.   [ ]


                            CALCULATION OF REGISTRATION FEE

                                     Proposed       Proposed
                        Amount       Maximum        Maximum          Amount of
Title of Securities     Being     Offering Price   Aggregate       Registration
Being Registered      Registered   Per Share(1)  Offering Price (1)   Fee(2)

Common Stock,         200,000         $70.00        $14,000,000       $3,465
  $1.00 par value       Shares


(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457 based upon the last known sales price of the Shares.
(2)  Fee covers the additional 150,000 Shares registered hereunder.

                 FIRST CITIZENS BANCSHARES, INC.
                    DIVIDEND REINVESTMENT AND
                       STOCK PURCHASE PLAN

                  100,000 shares of Common Stock
                    $1.00 par value per share

TO THE SHAREHOLDERS OF FIRST CITIZENS BANCSHARES, INC.:

     We are pleased to provide you this Prospectus describing the First Citizens Bancshares, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan") for the shareholders of First Citizens Bancshares, Inc. The Plan offers our shareholders the opportunity to automatically reinvest the cash dividends from all or a portion of your First Citizens Bancshares, Inc. Common Stock and, from time to time as announced, additional cash, in the purchase of additional shares of the Common Stock. No brokerage commissions, fees or service charges will be paid by shareholders participating in the Plan for purchases made under the Plan. Participating shareholders purchasing Common Stock with reinvested cash dividends will receive a 5% discount from the market price or the calculated market value of the Common Stock.

     This Plan was initially adopted by First Citizens Bancshares, Inc. during 1988. Shareholders who have previously joined in the Plan do not need to enroll again.

     Dividends will be reinvested on a quarterly basis as paid. From time to time as announced, shares may also be purchased with optional cash payments made to the Plan. The optional cash payments may not be less than $100 per payment or more than $5,000 per calendar quarter.

     If you have not previously enrolled in the Plan, you may do so by completing the enclosed Authorization Form and returning it to First Citizens National Bank, the Plan Administrator. Shareholders enrolled in the Plan will continue in the Plan unless they notify the Plan Administrator in writing that they wish to withdraw from participation.

     If you do not wish to participate in the Plan, you do not need to take any action. You will continue to receive your dividends, if and when declared, by check.

     Additional information about the Plan is provided in question and answer form in this Prospectus. Should additional questions arise, please contact us.

                              Sincerely,

                              Katie Winchester
                              President and Chief Executive Officer

     This Prospectus relates to 200,000 shares of Common Stock, $1.00 par value per share, of the Company registered for sale under the Plan. It is recommended that this Prospectus be retained for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THE DATE OF THIS PROSPECTUS IS JULY 31, 1997
                      AVAILABLE INFORMATION

     First Citizens Bancshares, Inc. (the "Company") has its principal offices at Court and Mill Streets, Dyersburg, Tennessee 38025-0370 and its telephone number is (901) 285-4410.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "1933 Act") covering the securities described herein. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission, and to which portions reference is hereby made for further information with respect to the Company and the securities offered hereby. The Registration Statement may be inspected without charge at the office of the Commission, 450 Fifth street, NW Washington, D.C. 20549, and copies of all or any part of it may be obtained form the Commission upon payment of the prescribed fees.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, including proxy statements, and other information with the Commission. These reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission, 450 Fifth Street, NW, Washington, DC 20549, and at certain regional offices of the Commission located at Seven World Trade Center, New York, New York 10048, and at
Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 6060661-2511. Copies of such material may also be obtained from the Public Reference Section of the Commission, Washington, DC 20549, at prescribed rates. Such material is also accessible electronically be means of the Commission's home page on the Internet at http://www.sec.gov.


         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents of the Company filed with the Commission are hereby incorporated by reference into this Prospectus and made a part hereof:

1.   Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

2.   Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

3. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by referenced into this Prospectus.

     This Prospectus incorporates documents by reference which are not contained herein or delivered herewith. The Company will provide without charge to each person to whom this Prospectus has been delivered upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated into this Prospectus and deemed to be part hereof, other than exhibits to such documents unless such exhibits are specifically incorporated by reference. These documents are available upon request from Judy Long, Secretary, First Citizens Bancshares, Inc., P. O. Box 370, Dyersburg, Tennessee 38025-0370, telephone (901) 285-4410.

                    DIVIDEND REINVESTMENT AND
                 STOCK PURCHASE PLAN DESCRIPTION

     The provisions of the First Citizens Bancshares, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan") are discussed in question and answer form below. Holders of First Citizens Bancshares, Inc. (the "Company") Common Stock (the "Common Stock") who do not wish to participate in the Plan will continue to receive cash dividends, if and when declared, by check, as in the past. Shareholders who do wish to participate in the Plan will need to provide the Company an Authorization Form as discussed below. Shareholders who currently participate in the Plan will continue to be enrolled and need do nothing.

     This Dividend Reinvestment and Stock Purchase Plan was adopted by the
Company in 1988.   Shareholders may purchase the Company's Common Stock with
reinvested cash dividends (as opposed to optional cash payments) at 95% of the average market price or calculated market value (see No. 11 below). SHAREHOLDERS WHO HAVE PREVIOUSLY JOINED IN THE PLAN DO NOT NEED TO JOIN AGAIN.

PURPOSE

1. What is the purpose of the Plan? The purpose of the Plan is to provide owners of the Company's Common Stock with a convenient way to invest cash dividends and optional cash payments in shares of Common Stock without any deduction for brokerage commissions, service charges or other expenses. In addition, shares purchased with reinvested cash dividends (as differentiated from shares purchased with optional cash payments), will be acquired by Participants at a price equal to 95% of the market price or the calculated market value (see No. 11 below).

     The Plan provides that the Company may make purchases of shares of Common Stock in the open market for the accounts of participants. If sufficient shares are not available for purchase in the open market, the Plan provides that the Company may decide to sell treasury shares and/or original issue shares of the Common Stock to participants, whereby the Company would receive additional funds for general corporate purposes.

ADVANTAGE

2.   What are the advantages of the Plan?  The participants in the Plan may:

          Invest dividends on all or less than all shares of the Company's Common Stock registered in their names automatically without specifically having to take action at each dividend payment date.

          Invest cash dividends at a 5% discount from the market price or the calculated market value of the Common Stock.

          Invest additional cash within set limits in the Company's Common
          Stock.

          Invest the full amount of dividends since the Plan permits fractional interests in the shares of Common Stock held in the Plan.

          The individual shareholders will not incur any brokerage fees and commissions for purchases under the Plan.

          Avoid cumbersome safekeeping requirements and recordkeeping costs through the free holding and keeping of securities by the Company, and reporting provisions of the Plan.

PARTICIPATION

3. Who is eligible to participate? All holders of the Company's Common Stock are eligible to participate in the Plan. Shareholders who wish to participate with respect to less than all of their shares may do so by entering the number of shares as to which they wish to participate on the Authorization Form.

4. How does an eligible shareholder become a participant? An eligible shareholder may join in the Plan by signing the Authorization Form and returning it to the Plan Administrator. SHAREHOLDERS WHO HAVE PREVIOUSLY JOINED IN THE PLAN DO NOT NEED TO COMPLETE THE AUTHORIZATION FORM.
     A postage-paid envelope is provided for this purpose. An Authorization Form is enclosed with this Prospectus and additional forms may be obtained at any time by written request to Plan Administrator, First Citizens National Bank, P. O. Box 370, Dyersburg, Tennessee 38025-0370.

5. When may a shareholder join the Plan? An eligible shareholder may join the Plan at any time.

     If an Authorization Form specifying reinvestment of dividends is received by the Plan Administrator 5 days before the record date is established for payment of a particular dividend, reinvestment will commence with that dividend payment. If the Authorization Form is received after that date, the reinvestment of dividends through the Plan will begin with the next succeeding dividend.

     Dividend payment dates for the Company's Common Stock currently are March 15, June 15, September 15, and December 15. The Dividend Record Date for determining shareholders who receive dividends normally precedes the Dividend Payment Date by 30 days.

6. What does the Authorization Form provide? The Authorization Form allows the shareholder to indicate whether or not and the extent to which he or she desires to participate in the Plan, by checking the appropriate boxes. It allows the shareholder to indicate whether he or she wishes to reinvest dividends paid on all or some portion of the shares of the Company's Common Stock registered in the Participant's name and/or to purchase additional shares of the Common Stock with optional cash payments.

     Dividends on all Shares of Common Stock purchased for each participant's account under the Plan whether by dividend reinvestment or optional cash payments, will be automatically reinvested in additional shares of Common Stock.

7. What additional steps must a participant take in order to invest dividends received with respect to less than all of the shares of Common Stock held in his or her name? In order to facilitate the recordkeeping required by the Plan, shareholders wishing to invest only part of the dividends they receive may be required to deliver the certificates representing shares to the Plan Administrator. Separate certificates would then be issued; one certificate for those shares on which the dividends are to be invested pursuant to the Plan and a second certificate for those shares on which the shareholder will continue to receive dividends directly in cash. Participants will be notified if it becomes necessary to implement this procedure.

8.   May a participant change the amount of participation after enrollment?
     If a participant elects to participate through the reinvestment of dividends on all shares registered in the Participant's name but later decides to participate with respect to only a portion of the shares registered in the participant's name or to participate in only the optional cash payment feature, the participant must notify the Plan Administrator in writing to that effect, but such notification must be received no later than 15 days before a particular Dividend Record Date in order to stop the full reinvestment of the corresponding dividend. If a participant elects to participate only in the optional cash payment feature but decides at a later time to participate in the dividend reinvestment feature, an additional Authorization Form must be signed and returned to the Plan Administrator. (See Nos. 7 above and 21 below).

9. Who administers the Plan for participants? First Citizens National Bank (the "Plan Administrator") administers the Plan for participants, arranges for the custody of share certificates, keeps records, sends statements of account to participants and performs other duties relating to the Plan. Shares of Common Stock purchased under the Plan will be held by the Plan Administrator and registered in the name of a nominee as agent for the participants in the Plan.

COSTS

10. Are there any expenses to the participants in connection with purchases under the Plan? No. The brokerage commissions or service charges will be paid by the Company. In addition, all costs of administration of the Plan will be paid by the Company.

PURCHASES

11. What will be the price of shares of Common Stock purchased under the Plan? If shares are purchased through the Plan in the market, the purchases will be made at prevailing market prices and the price to each Participant's account will be based upon the average price of all shares of Common Stock so purchased. The price to each participant's account purchasing such Common Stock with reinvested cash dividends will be 95% of the average price of all shares so purchased. The price to each participant's account purchasing such shares with optional cash payments will be 100% of the average price of all shares so purchased. (See No. 15 below).

     If treasury shares and/or original issue shares are purchased through the Plan from the Company, the price per share at which the shares of the Company's Common Stock will be purchased will be the calculated market value determined by calculating the average price paid per share in all current market trades known to the Company during the 90 days immediately preceding the date of purchase of shares from the Company through the Plan; however, in no event will the Company sell shares to the Plan at a price less than the book value of the Company's Common Stock as of the end of the last month preceding the anticipated sale. (Book value per share of the Company's Common Stock will be calculated by dividing the total of all equity accounts by the total shares of Common Stock outstanding).

     The price to each participant's account purchasing such shares of Common Stock with reinvested cash dividends will be 95% of the calculated market value as determined by the formula described above. The price to each Participant's account purchasing such shares with optional cash payments will be 100% of the calculated market value as determined by the formula described above. Only the shares that may be sold by the Company to participants under the Plan are the subject of this Prospectus.

12. How many shares of Common Stock will be purchased for participants? If you become a participant in the Plan, the number of shares to be purchased depends on the amount of your dividends, optional cash payments, or both, and the prevailing market price or the calculated market value, as applicable, of the Common Stock. Your account will be credited with that number of shares, including fractions computed to 4 decimal places, equal to the total amount invested, divided by the average purchase price per share paid for all shares purchased for the Plan resulting from a specific dividend on the Company's Common Stock.

13. How many shares of Common Stock purchased under the Plan will be original issue shares? The dividends to be reinvested and the optional cash payments of participants will first purchase shares of Common Stock available in the open market. If an insufficient amount or no shares of the Common Stock are available in the open market, the Company then plans to sell as many original issue shares of its Common Stock as the dividends to be reinvested and the optional cash payments of participants will purchase. The Common Stock is not actively traded on any market and it is not anticipated that a market will develop that will make the necessary shares available for purchases in the market.

14. If the Company elects to sell original issue shares to participants, when will shares of Common Stock be purchased under the Plan? On the first business day of each month (the "Purchase Date"), any optional cash payment which has been received from a participant prior to that date will be applied to the purchase of additional shares of Common Stock.
     Cash dividends on shares of Common Stock will be applied to the purchase of additional shares of Common Stock on Dividend Payment Dates. Participants will become owners of the shares purchased for them under the Plan-at the Purchase Date on which such shares are purchased; however, for federal income tax purposes the holding period will commence on the following day.

15. If the Company elects to make market purchases for the Plan, when will shares of Common Stock be purchased? Shares will usually be purchased in the market within 10 business days of the Purchase Date, subject to availability of shares in the market and to applicable regulatory restrictions on such purchases. Participants will become owners of shares purchased for their account under the Plan upon settlement of such purchases.

16. Will certificates be issued for shares of Common Stock under the Plan? Unless requested by a participant, certificates for shares of Common Stock purchased under the Plan will not be issued. All shares purchased will be held by a nominee of and for the benefit of Plan participants. The number of shares purchased for each participant's account under the Plan will be shown on a statement of account. This feature protects against loss, theft or destruction of stock certificates.

     Certificates for any number of full shares credited to each participant's account under the Plan will be issued without charge upon each participant's written request. (See No. 22 below for instructions on certificate issuance). If a participant remains in the Plan, any remaining full shares and fractional interests will continue to be credited to each participant's account.

     The shares credited to the account of a participant under the Plan may not be pledged as collateral security for a loan or other obligation of a participant. A participant who wishes to pledge such shares must request that certificates for such shares be issued in the participant's name. Certificates representing fractional interest will not be issued under any circumstances.

17. When will participants be eligible to make optional cash payments? Shareholders who have returned a signed Authorization Form to the Company will be eligible to make optional cash payments at any time and from time to time as such payments are permitted by the Company. The Company will utilize any optional cash payment received from a participant 5 days before a Purchase Date for the purchase on the following Purchase Date of shares of Common Stock for the account of the participant.

     If a participant elects to make optional cash payments and not reinvest dividends on Common Stock, any optional cash payments received from a participant will be applied to the purchase of additional shares of Common Stock for the participant's account under the Plan. If an optional cash payment is received less than 5 days before the next Purchase Date, the cash payment will be invested at the next succeeding Purchase Date.

     When permitted by the Company, optional cash payments may be made by delivering them to First Citizens National Bank, Court and Mill Streets,
     P. O. Box 370, Dyersburg, Tennessee 38025-0370. Participants should include their Plan account number on the check or money order and any correspondence regarding the Plan.

     Optional cash payments may be made during times permitted by the Company. During such periods as announced by the Company, participants are urged to send such payments in order that they will be received at least 10 days before a Purchase Date. No interest will be paid on optional cash payments. A participant may obtain a refund of an optional cash payment at any time prior to 5 days before it is invested.

18. What are the limitations on optional cash payment amounts? During periods when optional cash payments are permitted, such payments may be made at any time, and such payments do not need to be in the same amount each month or quarter and participants are not obligated to make an optional cash payment in any month or quarter. Optional cash payments must not be less than $100 per payment nor more than $5,000 in any calendar quarter.

REPORTS TO PARTICIPANTS

19. What kind of reports will be sent to participants in the Plan? As soon as practical after each purchase, each participant will receive a statement of account showing the total number of shares held in his account, the amount of dividends received on the shares held in his account, the amount invested on his behalf, the number of shares purchased, the price per share and the date of acquisition of the shares. In addition, each participant will continue to receive copies of the Company's annual and other periodic reports to shareholders, proxy statements and information for income tax reporting purposes.

DIVIDENDS

20. Will participants be credited with dividends on shares held in their accounts under the Plan? Yes. The Plan Administrator will receive dividends for all shares held in the Plan on the Dividend Record Date, and will credit such dividends to participants' accounts on the basis of full shares and fractional interests credited to those accounts. Such dividends will be automatically reinvested in additional shares of Common Stock, credited on the payable date of dividend.

DISCONTINUATION OF DIVIDEND REINVESTMENT

21. How does a participant discontinue the reinvestment of dividends under the Plan? A participant may discontinue the reinvestment of dividends under the Plan on all or part of the shares with respect to which he or she originally elected to participate in the Plan by notifying the Plan Administrator in writing to that effect. To be effective for any given Dividend Payment Date, notice of withdrawal must be received 15 days before the Dividend Record Date. Any notice of withdrawal received less than 15 days prior to a Dividend Record Date will not be effective until dividends paid for such record date have been reinvested and the shares credited to the participant's Plan account.

     Participant's who decide to discontinue participation have the options of:
     (i) complete or partial withdrawal from the automatic dividend reinvestment feature with continuation in the optional cash payment feature; (ii) partial withdrawal from the automatic dividend reinvestment feature without continuing to participate in the optional cash payment features; or (iii) complete withdrawal from the Plan. If a participant withdraws from the automatic dividend reinvestment feature of the Plan but does not withdraw from the optional cash payment feature, dividends on shares held in the participant's account will continue to be reinvested until the participant withdraws from both the automatic dividend reinvestment and the optional cash payment features of the Plan.

WITHDRAWAL OF SHARES IN PLAN ACCOUNTS

22. How may a participant withdraw shares purchased under the Plan? A shareholder who has purchased shares of the Company's Common Stock under the Plan may withdraw all or a portion of such shares from his Plan account by notifying the Plan Administrator in writing to that effect and specifying in the notice the number of shares to be withdrawn. This notice should be mailed to:

               First Citizens National Bank
               P. O. Box 370
               Dyersburg, TN 38025-0370
               Attention: Plan Administrator

     Certificates for whole shares of Common Stock so withdrawn will be registered in the name of and issued to the participant. In no case will certificates representing fractional interests be issued. Any notice of withdrawal received less than 15 days prior to a Dividend Record Date will not be effective until dividends paid for such record date have been reinvested and the shares credited to the participant's Plan account.

23. What happens to any fractional interest when a participant withdraws all shares from the Plan? In lieu of a certificate for any fractional interest, a participant will receive cash in an amount equal to the last average per share purchase price of Common Stock purchased for the Plan on the latest Purchase Date prior to the effective date of the withdrawal multiplied by the fractional interest. The amount of cash for any fractional interest together with certificates for whole shares will be mailed directly to the withdrawing participant by the Plan Administrator.

24. How may a participant transfer shares held in his account under the Plan? A participant who wishes to transfer his shares held in his account under the Plan must first withdraw those shares from the Plan, following the procedure set out in No. 22 above. Upon receipt of certificates for such shares, the participant may transfer such shares exactly as he or she would any other securities.

25. What happens when a participant who is reinvesting the cash dividends on all or part of shares registered in the participant's name sells or transfers a portion of such shares? If a participant who has reinvested the cash dividends on all or part of the shares of Common Stock in his or her name disposes of a portion of those shares with respect to which he or she is participating in the Plan, the Company will continue to reinvest the dividends on the remainder of such shares.

     If a participant disposes of all shares of the Company's Common Stock registered in his or her name, the Plan Administrator will, unless the participant also withdraws all shares in his or her account under the Plan, continue to reinvest the dividends on the shares held in his or her Plan account.

OTHER INFORMATION

26. What happens if the Company has a Common Stock rights offering, issues a stock dividend or declares a stock split? Participation in any rights offering will be based upon both the shares registered in a participant's name and the shares (including fractional interests) credited to a participant's Plan account. Any stock dividend or shares resulting from stock splits with respect to full shares and fractional interests credited to a participant's account will be credited to such account.

27. How will a participant's Plan shares be voted at a meeting of shareholders? All shares of Common Stock credited to a participant's account under the Plan will be voted as the participant directs. If on the record date for a meeting of shareholders there are shares credited to the participant's account under the Plan, the participant will be sent the proxy material for such meeting. When the participant returns in a timely fashion an executed proxy it will be voted in respect to all shares credited to the participant. All such shares may be voted in person at the shareholders' meeting.

28. What are the Federal Income Tax consequences of participation in the Plan? Under the federal income tax law, a participant in the Plan who acquires shares purchased directly from the Company with reinvested dividends will be treated as receiving, on each Dividend Payment Date, a dividend in an amount equal to the fair market value of the additional shares acquired on that date. A participant in the Plan who acquires shares purchased in the open market with reinvested dividends will be treated as receiving a cash distribution equal to the sum of the purchase price and the pro rata brokerage fees paid by the Company in connection with the purchase of the shares.

     A participants' tax basis in the shares purchased directly from the Company with reinvested dividends will be the fair market value of the shares on the dividend payment date on which the shares were acquired. A participant's tax basis in shares purchased in the open market with reinvested dividends will be equal to the purchase price of the shares.
     The tax basis of shares purchased in the open market with optional cash payments will be the purchase price of the shares plus the amount of the pro rata brokerage fees paid by the Company in connection with the purchase of such shares.

     A participant's holding period for the shares acquired pursuant to the Plan will begin on the day after the Investment Date.

     Dividends which a participant receives under the Plan will be eligible for the dividends received deduction generally available to corporations to the same extent as cash dividends paid directly to the participant.

     In the case of any shareholder as to whom federal income tax withholding on dividends is required, and in the case of a foreign shareholders who taxable income under the Plan is subject to federal income tax withholding, the Company will reinvest dividends net of the required amount of tax withheld.

     Participants should consult their own tax advisors as to the tax consequences of account transactions. Certain tax information will be provided to participants by the Plan Administrator. (See No. 19 above).

29. What is the responsibility of the Plan Administrator. First Citizens National Bank is the Plan Administrator. All communications regarding the Plan should be addressed to First Citizens National Bank, P. O. Box 370, Dyersburg, Tennessee, 38025-0370, Attention: Plan Administrator. The telephone number of the Plan Administrator is (901) 285-4410.

     The Plan Administrator receives the participant's dividend payments and optional cash payment, invests such amounts in additional shares of the Company's Common Stock, maintains continuing records of each participant's account, and advises participants as to all transactions in and the status of their accounts. The Plan Administrator acts in the capacity of agent for the participants.

     All notices from the Plan Administrator to a participant will be addressed to the participant at his last address of record with the Plan Administrator. The mailing of a notice to the participant's last address of record will satisfy the Plan Administrator's duty of giving notice to such participant. Therefore, participants must promptly notify the Plan Administrator in writing of any change of address.

     Neither the Plan Administrator, participants' nominee or nominees nor the Company shall have any liability for actions taken or omitted in good faith pursuant to the Plan, including, without limitation, any claim for liability arising out of failure to terminate a participant's account upon such participant's death or adjudicated incompetency prior to receipt of notice in writing of such death or adjudicated incompetency, nor shall they have any duties, responsibilities or liabilities except as are expressly set forth in the Plan.

     The participant should recognize that neither the Company nor the Plan Administrator can provide any assurance that shares of Common Stock purchased under the Plan, will, at any particular time, be worth more or less than their purchase price.

     All transactions in connection with the Plan shall be governed by the laws of the State of Tennessee.

30. May the Plan be changed or discontinued? While the Company currently expects to continue a Dividend Reinvestment Plan indefinitely, the Company reserves the right to suspend or terminate the Plan at any time. It also reserves the right to modify and interpret the Plan. Participants will be notified of any such suspension, termination or any modification which materially affects their rights under the Plan. The Company will also notify participants at such time as the Company determines to permit optional cash payments.

                         USE OF PROCEEDS

     The net proceeds from the sale of the Common Stock offered pursuant to the Plan will be used for the Company's general corporate purposes, including investment in, extensions of credit or advances to the Company's banking and non-banking subsidiaries.

                   DESCRIPTION OF COMMON STOCK

     The Company is authorized to issue 2,000,000 shares of Common Stock, par value $1.00 per share. The holders of Common Stock are entitled to one vote per share and have no preemptive rights to purchase any securities issued by the Company. The holders of Common Stock are entitled to receive dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor. In the event of liquidation, dissolution or winding-up of the affairs of the Company, the holders of outstanding shares of Common Stock are entitled to share pro rata according to their respective interests in the Company's assets and funds remaining after payment or provision for payment of all debts and other liabilities of the Company.

                             EXPERTS

     The consolidated financial statements of the Company and subsidiaries as of December 31, 1996, 1995 and 1994 and for each of the years in the three year period ended December 31, 1996, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated herein by reference, have been incorporated herein in reliance upon the reports of Carmichael, Dunn, Creswell and Sparks, CPA, independent certified public accountants, incorporated by reference herein and upon the authority of that firm as experts in accounting and auditing.

                          LEGAL MATTERS

     The validity of the Common Stock offered hereby has been passed upon for the Company by Baker, Donelson, Bearman & Caldwell, a professional corporation, Memphis, Tennessee.

            INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Tennessee Business Corporation Act (the "Act") provides financial protection by the Company for its directors, officers and employees against liabilities and expenses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred by them in proceedings arising out of their position with the corporation. Under the Act's permissive indemnification provisions, a corporation has the authority to indemnify a director against liability incurred in a proceeding if the director conducted himself in good faith and in a manner he reasonably believed to be in the corporation's best interests. In the case of criminal proceedings, the director must have no reasonable cause to believe his conduct was unlawful. Permissive indemnification is allowed even if the director is not wholly successful in the proceeding. Indemnification is, however, prohibited in derivative actions in which the director is adjudged liable and in situations in which the director is found liable on the basis that a personal benefit was improperly received by him. The Act also provides that unless limited by its charter, a corporation must indemnify a director who is a wholly successful on the merits or otherwise in the defense of a proceeding against reasonable expenses incurred in connection with the proceeding. In addition to providing indemnification for liabilities for which the director is held liable, the Act also provides that a corporation may advance expenses incurred by a director if the director can furnish a written statement of his good faith belief that he acted in an appropriate manner and undertakes to repay the amount advanced if it is ultimately determined that he was not entitled to indemnification.

     The Act contains provisions extending indemnification to officers, employees and agents of the Company. The Act states that a corporation may also indemnify and advance expenses to an officer, employee or agent who is not a director to the extent consistent with public policy, that may be provided by its charter, bylaws, general or specific action of its board of directors or contract.

     The Company's Charter and Bylaws provide for indemnification of directors, officers, employees and agents to the fullest extent allowed for by Tennessee law. The directors and officers of the Company are also covered by an insurance policy in the amount of $2,500,000.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the provisions in the Bylaws, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER.

                        AUTHORIZATION FORM
                             (FRONT)

Addressed to: Shareholders of First Citizens Bancshares, Inc.

By signing the authorization on the other side of this form and returning it to us, you may participate in the First Citizens Bancshares, Inc. Dividend Reinvestment and Stock Purchase Plan as described in the accompanying Prospectus. You may elect by checking the appropriate box or boxes to reinvest all or some portion of the cash dividends on your shares of Common Stock in more shares of Common Stock of the Company or make optional cash payments to purchase additional shares, or both.

[ ]  I wish to reinvest my cash dividends on all my shares of Common Stock.

[ ] I wish to reinvest my cash dividends on ___________ of my shares of Common Stock.

[ ] I wish to make optional cash payments and enclose my check for my initial voluntary cash payment of $_________________.

(THIS IS NOT A PROXY. PLEASE SIGN THE AUTHORIZATION FORM ON REVERSE SIDE.)

                        AUTHORIZATION FORM
                              (BACK)
                                        AUTHORIZATION ___________________

                                                 (Taxpayer ID No., if any)

TO:  FIRST CITIZENS BANCSHARES, INC.
     and FIRST CITIZENS NATIONAL BANK
     AS PLAN ADMINISTRATOR, OR ITS DULY
     APPOINTED SUCCESSOR:

Upon my election to reinvest all or some portion of my cash dividends, I hereby authorize and direct First Citizens Bancshares, Inc. (the "Company") to pay to First Citizens National Bank (the "Plan Administrator") for my account cash dividends payable to me on Common Stock of the Company registered in my name.

I hereby appoint the Plan Administrator, or its duly appointed successor, as my agent subject to the terms and conditions set forth in the First Citizens Bancshares, Inc. Dividend Reinvestment and Stock Purchase Plan Description (a copy of which I have received and read). I hereby authorize it, to the extent I have indicated on the reverse side or may properly indicate hereafter, to take all acts necessary to apply cash dividends payable on shares of Common Stock of the Company registered in my name and/or my voluntary cash payments made in accordance with the Plan to the purchase of full and fractional shares of Common Stock of the Company.

In the event that the certificates representing shares purchased by me are held by the Plan Administrator or its nominee, I hereby authorize the Plan Administrator or its nominee to merge such certificates into one or more certificates of larger denominations.

This authorization and appointment is given with the understanding that I may terminate it at any time by notifying the Plan Administrator in writing at least 15 days before the record date of any dividend payment.





                                   PLEASE SIGN EXACTLY AS YOUR NAME(S)
                                   APPEARS ON YOUR STOCK CERTIFICATE. THIS
                                   AUTHORIZATION IS INVALID UNLESS SIGNED
                                   BY ALL PERSONS WHOSE NAMES APPEAR ON
                                   YOUR STOCK CERTIFICATE.

Date:_____________________, 19___

No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering made by this Prospectus, and if given or made, such information or representations must not be relied upon.
This Prospectus does not constitute an offering of any securities other than those to which it relates, or an offering of those to which it relates to any person in any jurisdiction in which such offering may not lawfully be made. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of First Citizens Bancshares, Inc. since the date hereof.


Available Information. . . . . . . . . . . . . . . . . . . . . .
Incorporation of Certain Documents by
   Reference . . . . . . . . . . . . . . . . . . . . . . . . . .
Dividend Reinvestment and Stock Purchase
   Plan Description. . . . . . . . . . . . . . . . . . . . . . .
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . .
Description of the Common Stock. . . . . . . . . . . . . . . . .
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . .
Indemnification of Officers and Directors. . . . . . . . . . . .
Authorization Form . . . . . . . . . . . . . . . . . . . . . . .

                 FIRST CITIZENS BANCSHARES, INC.




                      Dividend Reinvestment
                     and Stock Purchase Plan





                           Common Stock
                   (Par Value $1.00 Per Share)






                            PROSPECTUS






                           July 31, 1997

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The expenses incurred in connection with the issuance and distribution of the securities registered hereon are:


Filing Fee                                $ 3,465.00
*Blue Sky Fees and Expenses                   500.00
*Accounting Fees and Expenses                 500.00
*Legal Fees and Expenses                   10,000.00
*Printing                                   1,300.00
*Miscellaneous                                500.00
Total                                     $16,265.00


*Estimated

Item 15.  Indemnification of Directors and Officers

The Tennessee Business Corporation Act (the "Act") provides financial protection by the corporation for its directors, officers and employees against liabilities and expenses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred by them in proceedings arising out of their position with the corporation.

Under the Act's permissive indemnification provisions, a corporation has the authority to indemnify a director against liability incurred in a proceeding if the director conducted himself in good faith and in a manner he reasonably believed to be in the corporation's best interests. In the case of criminal proceedings, the director must have no reasonable cause to believe his conduct was unlawful. Permissive indemnification is allowed even if the director is not wholly successful in the proceeding. Indemnification is, however, prohibited in derivative actions in which the director is adjudged liable and in situations in which the director is found liable on the basis that a personal benefit was improperly received by him. The Act also provides that unless limited by its charter, a corporation must indemnify a director who is a wholly successful on the merits or otherwise in the defense of a proceeding against reasonable expenses incurred in connection with the proceeding. In addition to providing indemnification for liabilities for which the director is held liable, the Act also provides that a corporation may advance expenses incurred by a director if the director can furnish a written statement of his good faith belief that he acted in an appropriate manner and undertakes to repay the amount advanced if it is ultimately determined that he was not entitled to indemnification.

The Act contains provisions extending indemnification to officers, employees and agents of the corporation. The Act states that a corporation may also indemnify and advance expenses to an officer, employee or agent who is not a director to the extent consistent with public policy, that may be provided by its charter, bylaws, general or specific action of its board of directors or contract.

The Company's Charter and Bylaws provide for indemnification of directors, officers, employees and agents to the fullest extent allowed for by Tennessee law.

The directors and officers of the Registrant are covered by an insurance policy in the amount of $1,000,000, by The National Union Fire Insurance Company.

Item 16.  Exhibits


Exhibit Number                      Exhibit Description
5                                   Opinion re legality
24(a)                               Consent of accountant
24(b)                               Consent of counsel (included in Exhibit 5)






Item 17.  Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) to include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

     (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the Post-Effective Amendment no. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dyersburg, State of Tennessee, on July 31, 1997.

                              FIRST CITIZENS BANCSHARES, INC.

                              By: /s/ Katie S. Winchester
                                   Katie S. Winchester
                                   President, Chief Executive Officer and
                                   Director


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                    TITLE                         DATE


Katie S. Winchester       President, CEO              July 31, 1997
/s/ Katie S. Winchester   and Director

Stallings Lipford         Chairman of the Board       July 31, 1997
/s/ Stallings Lipford      and Director

*
Eddie Eugene Anderson     Director                    July 31, 1997
/s/ Eddie Eugene Anderson

*
J. Walter Bradshaw        Director                    July 31, 1997
/s/ J. Walter Bradshaw

*
James Daniel Carpenter    Director                    July 31, 1997
/s/ James Daniel Carpenter

*
William C. Cloar          Director                    July 31, 1997
/s/ William C. Cloar

*
Richard W. Donner         Director                    July 31, 1997
/s/ Richard W. Donner


Larry W. Gibson           Director                    July 31, 1997

*
John E. Heckethorn        Director                    July 31, 1997
/s/ John E. Heckethorn


Barry T. Ladd             Director                    July 31, 1997

*
E. H. Lannom, Jr.         Director                    July 31, 1997
/s/ E. H. Lannom

*
Milton E. Magee           Director                    July 31, 1997
/s/ Milton E. Magee

*
Mary Frances McCauley     Director                    July 31, 1997
/s/ Mary Frances McCauley

*
L. D. Pennington          Director                    July 31, 1997
/s/ L. D. Pennington

*
G. W. Smitheal, III       Director                    July 31, 1997
/s/ G. W. Smitheal, III

*
P. H. White, Jr.          Director                    July 31, 1997
/s/ P. H. White, Jr.

*
Dwight Steven Williams    Director                    July 31, 1997
/s/ Dwight Steven Williams

*
Billy S. Yates            Director                    July 31, 1997
/s/ Billy S. Yates

By:  Katie Winchester
       Attorney-in-Fact

                        INDEX TO EXHIBITS


Exhibit Number                       Exhibit


     5                              Opinion re: legality

    24(a)                           Consent of accountant

    24(b)                           Consent of counsel (included in Exhibit 5)

                                                        EXHIBIT 5

               Baker, Donelson, Bearman & Caldwell
                  2000 First Tennessee Building
                        165 Madison Avenue
                     Memphis, Tennessee 38103
                          (901) 526-2000
Linda M. Crouch
Direct Dial:  (901) 577-2262
                            July 7, 1997

Board of Directors
First Citizens Banchsares, Inc.
Court and Mill Streets
Dyersburg, Tennessee  38025

Re: Registration Statement on Form S-3

Gentlemen:

     We have acted as counsel to First Citizens Bancshares, Inc., a Tennessee corporation (the "Company") in connection with the registration of 200,000 shares of the common stock, $1.00 par value per share (the "Common Stock"), of the Company. The Common Stock is to be issued pursuant to Dividend Reinvestment and Stock Purchase Plan of the Company (the "Plan"). The
Company has filed a Post-Effective Amendment No. 4 to the Registration Statement on Form S-3 pursuant to the Securities Act of 1933, as amended (the "Registration Statement").

     We have acted as counsel for the Company in connection with the proposed transaction and have assisted with the preparation of the Registration Statement and various corporate documents related thereto. We have examined and relied upon the following documents and instruments for the purpose of giving this opinion, which, to our knowledge and in our judgment, are all of the documents and instruments that are necessary for us to examine for such purpose:

     1. Post-Effective Amendment No. 4 to the Registration Statement and all exhibits thereto;

     2. A copy of the Charter of the Company certified by the Tennessee Secretary of State;

     3.   A copy of the bylaws of the Company; and

     4. The resolutions of the Board of Directors of the Company related to the Plan and the issuance of the stock.


     In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted to us as an original, the conformity to the authentic original of any document or instrument submitted to us as a certified, conformed or photostatic copy and the genuineness of all signatures on such originals or copies.

     Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that the Common Stock, when issued in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

     Our opinion is subject to the following qualifications and limitations:

     i. The opinions expressed herein are subject to the effect of applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights and equitable principles limiting the availability of equitable remedies on the enforceability of contracts, agreements and instruments.

     ii. Members of our firm are qualified to practice law in the State of Tennessee and nothing contained herein shall be deemed to be an opinion as to any law, rule or regulation other than the law of the State of Tennessee and the federal law of the United States.

     iii. The opinions set forth herein are expressed as of the date hereof and, except during the time prior to the effectiveness of the Registration Statement filed with the Securities and Exchange Commission, we disclaim any undertaking to advise you of any changes which may subsequently be brought to our attention in the facts and the law upon which such opinions are based.

     This opinion is furnished by us solely for your benefit and for the benefit of those shareholders who purchase shares of Common Stock pursuant to the Plan and is intended to be used as an exhibit to the Registration Statement filed with the Securities and Exchange Commission. Except for such use, neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part by any person without our prior written consent.

     We consent to the reference of our firm name under the caption LEGAL MATTERS in the Prospectus and to the use of our opinion as an exhibit to the Registration Statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                     Very truly yours,


                                     BAKER, DONELSON, BEARMAN & CALDWELL


                                     By:  Linda M. Crouch

                                                    EXHIBIT 24(A)


                       ACCOUNTANTS' CONSENT


     We consent to the use in the Post-effective Amendment No. 4 of the Registration Statement on Form S-3, initially filed on a Form S-2 Registration Statement of First Citizens Bancshares, Inc. of our reports dated January 22, 1997, accompanying the financial statements and schedules of First Citizens Bancshares, Inc. incorporated by reference in such Registration Statement and to the use of our name and the reference made to us as experts in the Registration Statement.


Dyersburg, Tennessee               Carmichael, Dunn, Creswell and Sparks, CPA
July 31, 1997